exhibit 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amended Quarterly report of CareDecision Corporation (the "Company") on Form 10-QSB/A for the period ending March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, Robert Cox, President/CEO, and Keith Berman, Treasurer/CFO, of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Robert Cox

Robert Cox

President/CEO

February 8, 2005

/s/ Keith Berman

Keith Berman

Treasurer/CFO

February 8, 2005